UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2013

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

     On January 31, 2013, the Compensation Committee of the Board of Directors of Geron Corporation (the “Company” or “Geron”) approved (a) annual base salaries for 2013, and (b) cash performance bonuses for 2012 for the following principal financial officer and named executive officers of the Company:

	Salary	Salary	2013	2012
	Increase	Increase	Base	Cash
Name and Position	(%)	($)	Salary	Bonus
Olivia K. Bloom, Chief Financial Officer,	0%	$0	$330,000	$114,654
Senior Vice President, Finance and
Treasurer
Melissa A. Kelly Behrs	3.5%	$11,550	$341,550	$132,000
Senior Vice President, Portfolio and
Alliance Management
Andrew J. Grethlein, Ph. D., Executive Vice	3.5%	$12,425	$367,425	$44,577
President, Technical Operations &
Acting Head of Research
Stephen M. Kelsey, M.D., F.R.C.P.,	3.5%	$14,525	$429,525	$181,148
F.R.C.Path.,
Executive Vice President,
R&D, and Chief Medical Officer
Stephen N. Rosenfield, Executive Vice	3.5%	$10,220	$302,220	$133,371
President, Legal Affairs and Human
Resources, General Counsel and
Corporate Secretary

     On January 31, 2013, the Company entered into an employment agreement with Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path., 52, the Company’s Executive Vice President, Research and Development, and Chief Medical Officer (the “Kelsey Employment Agreement”). Dr. Kelsey has served as our as Executive Vice President, Research and Development and Chief Medical Officer, since May 2011. He joined Geron in April 2009 as Executive Vice President and Chief Medical Officer, Oncology. From June 2002 until April 2009, Dr. Kelsey held various positions at Genentech, Inc., most recently as Vice President, clinical hematology/oncology. From June 2000 to June 2002, Dr. Kelsey was the Director of clinical affairs at Pharmacia Corporation (SUGEN, Inc.) and Director of global clinical development (oncology) at Pharmacia Corporation in Milan, Italy. From July 1993 to June 2000, Dr. Kelsey served as a Senior Lecturer in hematology/oncology at St. Bartholomews and the Royal London School of Medicine and Dentistry and visiting fellow at Vancouver General Hospital and Terry Fox Laboratories. Dr. Kelsey earned his B.Sc. in Pharmacology, M.B., Ch.B., and Doctorate of Medicine (M.D.) degrees from the University of Birmingham in the United Kingdom.

     Pursuant to the terms of the Kelsey Employment Agreement, Dr. Kelsey will receive an annual base salary of $429,525. Dr. Kelsey is also eligible to receive an annual bonus of up to 45% of his annual base salary, payable at the discretion of Geron’s Board of Directors (a “Kelsey Annual Bonus”). Dr. Kelsey continues to be eligible to participate in Geron’s benefit plans available to all employees, including the 2011 Incentive Award Plan, pursuant to which Dr. Kelsey may be granted future options to purchase shares of Geron common stock or other exercisable equity interests in the Company (together, the “Kelsey Stock Options”).

     In the event that Dr. Kelsey’s employment is terminated due to a Covered Termination (as defined in the Kelsey Employment Agreement), (i) Dr. Kelsey will be entitled to a lump sum severance payment equal to twelve (12) months of his base salary in effect as of such termination and any pro rata portion of unpaid Kelsey Annual Bonus; (ii) Dr. Kelsey and his covered dependents will also be eligible to receive continued healthcare coverage as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) for a period of one (1) year following a Covered Termination at the same cost to Dr. Kelsey as in effect immediately prior to such termination; and (iii) the vested portion of any Kelsey Stock Options granted to Dr. Kelsey by the Company shall remain outstanding and exercisable until the earlier of the second anniversary of the date of termination or the original expiration date of such award. Dr. Kelsey also remains eligible to participate in Geron’s Amended and Restated Severance Plan (the “Severance Plan”) in the event of a Change of Control (as defined therein). A description of the Severance Plan can be found on page 39 of the Company’s revised definitive proxy statement, filed with the Securities and Exchange Commission on April 24, 2012.

     On January 31, 2013, the Company entered into an employment agreement with Melissa A. Kelly Behrs, 49, the Company’s Senior Vice President, Portfolio and Alliance Management (the “Behrs Employment Agreement”). The Behrs Employment Agreement supersedes in its entirety the employment agreement between the Company and Ms. Behrs (formerly Ms. Kelly) dated January 21, 2003, as amended on December 19, 2008. Ms. Behrs has served as our Senior Vice President, Portfolio and Alliance Management, since September 2012. Prior to that, she was our Senior Vice President, Strategic Portfolio Management, Product Development and Manufacturing, from May 2011. Ms. Behrs served as Senior Vice President, Therapeutic Development, Oncology, from January 2007 until May 2011, and as Vice President, Oncology, from January 2003 until January 2007. From April 2002 until January 2003, she served as our Vice President, Corporate Development. From April 2001 until April 2002, Ms. Behrs served as our General Manager, Research and Development Technologies, after joining us in November 1998 as Director of Corporate Development. Prior to joining Geron, Ms. Behrs worked at Genetics Institute, Inc., serving initially as Assistant Treasurer and then as Associate Director of Preclinical Operations where she was responsible for all business development, regulatory, and project management activities for the Preclinical Development function. Ms. Behrs received a B.S. from Boston College and an M.B.A. from Babson College.

     Pursuant to the terms of the Behrs Employment Agreement, Ms. Behrs will receive an annual base salary of $341,550. Ms. Behrs is also eligible to receive an annual bonus of up to 40% of her annual base salary payable at the discretion of Geron’s Board of Directors (a “Behrs Annual Bonus”). Ms. Behrs continues to be eligible to participate in Geron’s benefit plans available to all employees, including the 2011 Incentive Award Plan, pursuant to which Ms. Behrs may be granted future options to purchase shares of Geron common stock or other exercisable equity interests in the Company (together, the “Behrs Stock Options”).

     In the event Ms. Behrs’s employment is terminated due to a Covered Termination (as defined in the Behrs Employment Agreement), (i) she will be entitled to a lump-sum severance payment equal to twelve (12) months of her base salary then in effect as of such termination and any pro rata portion of unpaid Behrs Annual Bonus; (ii) Ms. Behrs and her covered dependents will also be eligible to continued healthcare coverage as permitted by COBRA for a period of one (1) year following a Covered Termination at the same cost to Ms. Behrs as in effect immediately prior to such termination; and (iii) the vested portion of any Behrs Stock Options granted to Ms. Behrs by the Company shall remain outstanding and exercisable until the earlier of the second anniversary of the date of termination or the original expiration date of such award. Ms. Behrs also remains eligible to participate in Geron’s Severance Plan in the event of Change of Control (as defined therein).

     The foregoing description of the Kelsey Employment Agreement and the Behrs Employment Agreement is a summary of the material terms of the Kelsey Employment Agreement and the Behrs Employment Agreement, respectively, and is qualified in its entirety by reference to the Kelsey Employment Agreement and the Behrs Employment Agreement, which will be filed as exhibits to Geron’s Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 1, 2013	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Legal
Affairs and Human Resources,
General Counsel and Corporate
Secretary